UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 17, 2009

                        CORNERSTONE FINANCIAL CORPORATION
                 (Exact Name of Issuer as Specified in Charter)

       NEW JERSEY                                   80-0282551
                                                    ----------
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                              6000 Midlantic Drive
                          Mt. Laurel, New Jersey 08054
                    (Address of Principal Executive Offices)

                                 (856) 439-0300
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         On February 17, 2009, the Registrant entered into a non-revolving line of credit loan agreement (the "Loan Agreement") with Atlantic Central Bankers Bank ("ACBB") for an amount up to $5,000,000 (the "Loan"). The Registrant has drawn $4,500,000 under the Loan and has contributed the net proceeds as additional capital to its wholly-owned subsidiary, Cornerstone Bank (the "Bank"). The remaining $500,000 of the Loan shall remain on reserve with ACBB to pay interest on the Loan if necessary pursuant to the terms of the Loan Agreement. The Loan is payable monthly as to interest only commencing April 1, 2009 at an annual interest rate equal to the greater of (i) the prime rate plus 0.25% or (ii) 4.25%. The principal amount of the Loan is due and payable upon the earlier of February 17, 2012 or acceleration by ACBB following an Event of Default under the Loan Agreement, and is prepayable by the Registrant at any time without penalty. The Registrant has pledged its shares in the Bank as collateral for the Loan.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

99(a)     Form of Loan Agreement with ACBB dated February 17, 2009

99(b)     Form of Line of Credit Note dated February 17, 2009

99(c)     Form of Stock Pledge Agreement with ACBB dated February 17, 2009




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              CORNERSTONE FINANCIAL CORPORATION

Date: February 19, 2009                       By:   /s/  George W. Matteo, Jr.
                                                    ----------------------------
                                                    George W. Matteo, Jr.
                                                    President and Chief
                                                    Executive Officer